CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           SAN JOAQUIN RESOURCES INC.


Pursuant to NRS 78.385 and 78.390, we, the undersigned President and Secretary of San Joaquin Resources Inc., do hereby certify:

FIRST:   The name of the Corporation is San Joaquin Resources Inc.

SECOND:  The Articles of Incorporation have been amended as follows:

         Article I is hereby amended to read as follows:

                                    ARTICLE I

     The name of the corporation is Gasco Energy, Inc. (the "Corporation").

THIRD: The vote by which the stockholders, holding shares in the corporation entitling them to exercise at least a majority of the voting power, have voted in favor of the amendment is: 50.65% voting in favor of the amendment.

FOURTH:  This amendment shall be effective March 5, 2001.



/s/MARK A. ERICKSON                     /s/ HOWARD SHARPE
----------------------------            -----------------------------
Mark A. Erickson, President             Howard Sharpe, Secretary